UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 15, 2004

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Brandywine Parkway West Chester, Pennsylvania		19380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

(a)  On December 20, 2004, Cephalon, Inc. (the “Company”) entered into an Indenture (the “Indenture”) with U.S. Bank National Association, as trustee, relating to the issuance of up to $375,000,000 principal amount at maturity of the Company’s Zero Coupon Convertible Subordinated Notes Due 2033, First Putable June 15, 2008 (the “New 2008 Notes”), and up to $375,000,000 principal amount at maturity of the Company’s Zero Coupon Convertible Subordinated Notes Due 2033, First Putable June 15, 2010 (the “New 2010 Notes”  and, together with the New 2008 Notes, the “New Notes”).  The New Notes were issued pursuant to an exchange offer (the “Exchange Offer”) in which the Company offered to exchange (i) New 2008 Notes for any and all of its outstanding Zero Coupon Convertible Subordinated Notes Due 2033, First Putable June 15, 2008 (the “Old 2008 Notes”) and (ii) New 2010 Notes for any and all of its outstanding Zero Coupon Convertible Subordinated Notes Due 2033, First Putable June 15, 2010 (the “Old 2010 Notes” and, together with the Old 2008 Notes, the “Old Notes”).  The Exchange Offer expired on December 15, 2004.  The Indenture provides that the New Notes will not bear interest except as set forth in the Registration Rights Agreement (as defined below) and will be subordinated in right of payment to all senior indebtedness of the Company.  The Indenture provides for the acceleration of the payment of the principal amount of the New Notes upon the occurrence of certain specified events of default.  Certain additional terms of the New Notes are summarized under Item 3.02 below and are incorporated herein by reference.  A copy of the Indenture is included as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

(b)  On December 20, 2004, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with U.S. Bank National Association, as trustee, pursuant to which the Company agreed to file a shelf registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to the resale of any New Notes that are subject to transfer restrictions and the common stock issuable upon conversion of those New Notes.  The Company will pay interest amounts to the holders of New Notes that are subject to such transfer restrictions if, and solely if, it does not comply with these registration requirements.  A copy of the Registration Rights Agreement is included as Exhibit 4.2 to this Form 8-K and incorporated herein by reference.

Item 3.02                                             Unregistered Sales of Equity Securities.

On December 20, 2004, the Company issued $374,687,000 principal amount at maturity of New 2008 Notes in exchange for a like principal amount at maturity of the Company’s outstanding Old 2008 Notes and $374,898,000 principal amount at maturity of New 2010 Notes in exchange for a like principal amount at maturity of the Company’s outstanding Old 2010 Notes.  No underwriting discounts or commissions were paid by the Company in connection therewith.

The New Notes were issued solely to existing security holders of the Company pursuant to the Exchange Offer, which was made in reliance upon the exemption from the registration requirement of the Securities Act afforded by Section 3(a)(9) thereof. The Company did not pay or give, directly or indirectly, any commission or other remuneration for solicitation of the exchange of the Old Notes for the New Notes.

The New Notes contain the following terms:

•                  the New 2008 Notes are first putable on June 15, 2008 at a price of 100.25% of the face amount of the New 2008 Notes. The holders of the New 2008 Notes may also require the Company to repurchase all or a portion of the New 2008 Notes for cash on June 15, 2013, June 15, 2018, June 15, 2023 and June 15, 2028, in each case at a price equal to the face amount of the New 2008 Notes. The New 2008 Notes are convertible prior to maturity, subject to certain conditions described below, into cash and shares of the Company’s common stock at a conversion price of $59.50 per share (a conversion rate of approximately 16.8067 shares per $1,000 principal amount of notes). The Company may redeem any outstanding New 2008 Notes for cash on June 15, 2008 at a price equal to 100.25% of the principal amount of such notes redeemed and after June 15, 2008 at a price equal to 100% of the principal amount of such notes redeemed; and

•                  the New 2010 Notes are first putable for cash on June 15, 2010 at a price of 100.25% of the face amount of the New 2010 Notes. The holders of the New 2010 Notes may also require the Company to repurchase all or a portion of the New 2010 Notes for cash on June 15, 2015, June 15, 2020, June 15, 2025 and June 15, 2030, in each case at a price equal to the face amount of the New 2010 Notes. The New 2010 Notes are convertible prior to maturity, subject to certain conditions described below, into cash and shares of the Company’s common stock at a conversion price of $56.50 per share (a conversion rate of approximately 17.6991 shares per $1,000 principal amount of notes). The Company may redeem any outstanding New 2010 Notes for cash on June 15, 2010 at a price equal to 100.25% of the principal amount of such notes redeemed and after June 15, 2010 at a price equal to 100% of the principal amount of such notes redeemed.

A holder may convert the New Notes only if one or more of the following conditions is satisfied:

•                  if, on the trading day prior to the date of surrender, the closing sale price of the Company’s common stock is more than 120% of the applicable conversion price per share;

•                  if the Company has called the New Notes for redemption;

•                  if the average of the trading prices of the applicable New Notes for a specified period is less than 100% of the average of the conversion values of the New Notes during that period; provided, however, that no New Notes may be converted based on the satisfaction of this condition during the six-month period immediately preceding each specified date on which the holders may require the Company to repurchase their notes (for example, with respect to the June 15, 2008 put date for the New 2008 Notes, the New 2008 Notes may not be converted from December 15, 2007 to June 15, 2008); or

•                  if the Company makes certain significant distributions to holders of its common stock, if the Company enters into specified corporate transactions or if the Company’s common stock is neither listed for trading on a U.S. national securities exchange or any similar U.S. system of automated securities price dissemination (a “Fundamental Change”).

Each $1,000 principal amount of New Notes is convertible into cash and shares of the Company’s common stock, if any, based on an amount (the “Daily Conversion Value”), calculated for each of the ten trading days immediately following the conversion date (the “Conversion Period”). The Daily Conversion Value for each trading day during the Conversion Period for each $1,000 aggregate principal amount of New Notes is equal to one-tenth of the product of the then applicable conversion rate multiplied by the volume weighted average price of the Company’s common stock on that day.

For each $1,000 aggregate principal amount of New Notes surrendered for conversion, the Company will deliver the aggregate of the following for each trading day during the Conversion Period:

(1) if the Daily Conversion Value for each trading day for each $1,000 aggregate principal amount of New Notes exceeds $100.00, (a) a cash payment of $100.00 and (b) the remaining Daily Conversion Value in shares of the Company’s common stock; or

(2) if the Daily Conversion Value for each trading day for each $1,000 aggregate principal amount of New Notes is less than or equal to $100.00, a cash payment equal to the Daily Conversion Value.

If the New Notes are converted in connection with a Fundamental Change that occurs prior to June 15, 2008, the Company may also be obligated to pay an additional premium with respect to the New Notes so converted.

Item 9.01                                             Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated December 20, 2004, between the Company and U.S. Bank, National Association, as trustee.
4.2	Registration Rights Agreement, dated December 20, 2004, between the Company and U.S. Bank, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: December 21, 2004	By:	/s/ John E. Osborn
John E. Osborn
Senior Vice President, General Counsel & Secretary

Exhibit No.	Description

4.1	Indenture, dated December 20, 2004, between the Company and U.S. Bank, National Association, as trustee.
4.2	Registration Rights Agreement, dated December 20, 2004, between the Company and U.S. Bank, National Association, as trustee.